 Exhibit 99.1

Crexendo Reports Financial Results for the First Quarter of 2017

PHOENIX, AZ—(Marketwired – May 3, 2017)

Crexendo, Inc. (OTCQX: CXDO), a CLEC cloud services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services, today reported financial results for its first quarter ended March 31, 2017.

Financial highlights for the three months ended March 31, 2017

Consolidated revenue for the first quarter of 2017 increased 8% to $2.3 million compared to $2.2 million for the first quarter of 2016.

Cloud Telecommunications Services Segment revenue for the first quarter of 2017 increased 16% to $2.1 million compared to $1.8 million for the first quarter of 2016.

Web Services Segment revenue for the first quarter of 2017 decreased 29% to $283,000, compared to $396,000 for the first quarter of 2016.

Consolidated operating expenses for the first quarter of 2017 decreased 6% to $2.9 million compared to $3.0 million for the first quarter of 2016.

On a GAAP basis, the Company reported a $(543,000) net loss for the first quarter of 2017, or $(0.04) loss per diluted common share, compared to net loss of $(868,000) or $(0.07) loss per diluted common share for the first quarter of 2016.

Non-GAAP net loss was $(188,000) for the first quarter of 2017, or $(0.01) loss per diluted common share, compared to a non-GAAP net loss of $(556,000) or $(0.04) loss per diluted common share for the first quarter of 2016.

EBITDA for the first quarter of 2017 was $(482,000) compared to $(830,000) for the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 was $(184,000) compared to $(580,000) for the first quarter of 2016.

Total cash and cash equivalents, excluding restricted cash, at March 31, 2017 was $968,000 compared to $619,000 at December 31, 2016.

Cash used for operating activities for the first quarter of 2017 was $(52,000) compared to $(261,000) for the first quarter of 2016. Cash provided by investing activities for the first quarter of 2017 was $252,000 compared to $12,000 for the first quarter of 2016. Cash provided by financing activities for the first quarter of 2017 was $149,000 compared to cash used for financing activities of $(97,000) for the first quarter of 2016.

Steven G. Mihaylo, Chief Executive Officer commented, “I am pleased that we continue to have year over year quarterly growth, including 16% growth in our Telecom revenue. The increase in telecom revenue is encouraging and I am convinced that the growth will start to accelerate in the Q2 2017 quarter. Our Web Hosting revenue should start to level off in the coming quarters and should start to stabilize. I am also encouraged by the fact that we have reduced our Non-GAAP loss for Q1 2017 compared to Q1 loss in 2016 by approximately 66%. Our GAAP results were impacted by a stock option charge of approximately $260,000 for the quarter. These results convince me that we are following our internal plan and we are geared toward reaching cash flow breakeven and GAAP net income this year. We continue to watch every penny we spend and our cost reductions have been highly successful. We however continue to make appropriate and necessary investments. We always want to make sure that we provide the best products and subscription services.

Mihaylo added, “We can continue to grow this business and I have high confidence in our future. I also believe that we can accelerate our growth; in reviewing our sales, over the last few quarters, I was convinced that we could make improvements in both enterprise sales and in attracting dealer partners that have better qualified leads. We have changed our sales management structure to improve those metrics. We have added a new VP of Sales and a new Director of Sales to guide our dealer partners and direct sales groups. In addition, we have increased our partner channel by over 20% and increased our direct sales group by over 30%. I believe these changes will start to show improvements to backlog and subscription revenue over the next several quarters. I continue to be firmly convinced that Crexendo will be very successful.”

Doug Gaylor, President and COO stated “I am pleased that our telecom revenue continues to grow which provides confidence for our future. I have high expectations for Crexendo and I look forward to working with our new sales management team. I am convinced that we have the right people in place to deliver the solid growth that Steve is expecting.”

Conference Call

The Company is hosting a conference call today, May 3, 2017 at 5:30 PM EST. The telephone dial-in number is 877-741-4251 for domestic participants and 719-325-4915 for international participants. The conference ID to join the call is 3155446. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a CLEC cloud services company that provides award winning cloud telecommunications services, broadband internet services and other cloud business services. Our solutions are designed to provide enterprise-class cloud services available to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being confident that telecom revenue and backlog will start to accelerate in our Q2 2017 quarter; (ii) being confident that revenue growth will start to accelerate in the Q2 2017 quarter; (iii) expecting that the increase in revenue is very encouraging; (iv) believing that its Web Hosting revenue should start to level off in the coming quarters and should start to stabilize; (v) being convinced that it is following its internal plan and is geared toward reaching cash flow breakeven and GAAP net income this year; (vi) continuing to watch every penny spent with its cost reductions have been highly successful; (vii) making appropriate and necessary investments; (viii) making sure it provides the best products and subscription services; (ix) continuing to grow this business and having high expectations for its future; (x) will be accelerating its growth (xi) improving both enterprise sales and in attracting dealer partners that have better qualified leads and expecting the new sales management team to deliver those improvements; (xii) increasing its partner channel by over 20% and increasing its direct sales group by over 30% and believing these changes will start to show improvements to backlog and subscription revenue over the next several quarters; (xiii) continuing to be firmly convinced that Crexendo will be very successful; (xiv) believing that the growth in backlog bodes well for the future and (xv) believing that has the right people in place to deliver the solid growth expected”

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2016, and quarterly Forms 10-Q as filed. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

 CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$968	$619
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $43
as of March 31, 2017 and $34 as of December 31, 2016	399	346
Inventories	294	170
Equipment financing receivables	126	121
Prepaid expenses	626	686
Other current assets	8	8
Total current assets	2,521	2,050

Certificate of deposit	-	252
Long-term trade receivables, net of allowance for doubtful accounts
of $11 as of March 31, 2017 and $13 as of December 31, 2016	41	43
Long-term equipment financing receivables	140	176
Property and equipment, net	15	18
Intangible assets, net	311	335
Goodwill	272	272
Long-term prepaid expenses	205	251
Other long-term assets	120	136
Total assets	$3,625	$3,533

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$173	$116
Accrued expenses	926	997
Notes payable, current portion	62	66
Income taxes payable	9	5
Deferred revenue, current portion	948	809
Total current liabilities	2,118	1,993

Deferred revenue, net of current portion	41	43
Notes payable, net of current portion	959	966
Other long-term liabilities	-	16
Total liabilities	3,118	3,018

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,803,556 shares issued and outstanding as of March 31, 2017 and 13,578,556 shares issued and
outstanding as of December 31, 2016	14	14
Additional paid-in capital	59,251	58,716
Accumulated deficit	(58,758)	(58,215)
Total stockholders' equity	507	515

Total Liabilities and Stockholders' Equity	$3,625	$3,533

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$2,344	$2,174
Operating expenses:
Cost of revenue	802	913
Selling and marketing	690	610
General and administrative	1,171	1,291
Research and development	190	229
Total operating expenses	2,853	3,043

Loss from operations	(509)	(869)

Other income/(expense):
Interest income	3	4
Interest expense	(35)	(35)
Other income, net	2	35
Total other income/(expense), net	(30)	4

Loss before income tax	(539)	(865)

Income tax provision	(4)	(3)

Net loss	$(543)	$(868)

Net loss per common share:
Basic	$(0.04)	$(0.07)
Diluted	$(0.04)	$(0.07)

Weighted-average common shares outstanding:
Basic	13,699,389	13,243,880
Diluted	13,699,389	13,243,880

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(543)	$(868)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	54	81
Depreciation and amortization	27	39
Non-cash interest expesnse	33	29
Expense for stock options issued to employees	260	193
Amortization of deferred gain	(16)	(23)
Changes in assets and liabilities:
Trade receivables	(51)	(112)
Equipment financing receivables	31	37
Inventories	(124)	5
Prepaid expenses	134	41
Other assets	16	22
Accounts payable and accrued expenses	(14)	330
Income tax payable	4	-
Deferred revenue	137	(35)
Net cash used for operating activities	(52)	(261)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of long-term investment	252	-
Release of restricted cash	-	12
Net cash provided by investing activities	252	12

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	25	-
Repayments made on notes payable	(42)	(38)
Proceeds from exercise of options	166	-
Payment of contingent consideration	-	(59)
Net cash provided by/(used for) financing activities	149	(97)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	349	(346)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	619	1,497

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$968	$1,151

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$-	$(2)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	$109	$-
Issuance of common stock for contingent consideration related to business acquisition	$-	$40
Prepaid assets financed through notes payable	$25	$23

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended March 31,
	2017	2016
Revenue:
Cloud telecommunications services	$2,061	$1,778
Web services	283	396
Consolidated revenue	2,344	2,174

Income/(loss) from operations:
Cloud telecommunications services	(616)	(963)
Web services	107	94
Total operating loss	(509)	(869)
Other income/(expense), net:
Cloud telecommunications services	(30)	(7)
Web services	-	11
Total other income/(expense), net	(30)	4
Income/(loss) before income tax provision
Cloud telecommunications services	(646)	(970)
Web services	107	105
Loss before income tax provision	$(539)	$(865)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 3, 2017 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
U.S. GAAP net loss	$(543)	$(868)
Share-based compensation	260	193
Amortization of rent expense paid in stock, net of deferred gain	38	57
Amortization of intangible assets	24	33
Non-cash interest expense	33	29
Non-GAAP net loss	$(188)	$(556)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands)
U.S. GAAP net loss	$(543)	$(868)
Depreciation and amortization	27	39
Interest expense	35	35
Interest and other income	(5)	(39)
Income tax provision	4	3
EBITDA	(482)	(830)
Share-based compensation	260	193
Amortization of rent expense paid in stock, net of deferred gain	38	57
Adjusted EBITDA	$(184)	$(580)